UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01

Entry into a Material Definitive Agreement.

Fresh Harvest Products, Inc., a New Jersey corporation (“Fresh Harvest (NJ)”), Take and Bake, Inc., doing business as A.C. LaRocco Pizza Company, a Washington corporation (“Take and Bake”), Clarence Scott (“Mr. Scott”) and Karen Leffler (“Ms. Leffler”) are parties to the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated March 2, 2010  (the “Asset Purchase Agreement”) and Fresh Harvest Products, Inc., a New York corporation (“Fresh Harvest (NY)” and together with Fresh Harvest (NJ), “Fresh Harvest”), Take and Bake, Mr. Scott and Ms. Leffler are parties to the Asset Acquisition Memorandum dated March 2, 2010 (the “Memorandum” and together with the Asset Purchase Agreement, the “Asset Acquisition Documents”) pursuant to which Fresh Harvest (NJ) acquired certain assets and liabilities of Take and Bake (the “Asset Acquisition”).  In addition, Mr. Scott and  A.C. LaRocco, Inc., a Delaware corporation (“New A.C. LaRocco”), are parties to the Employment Agreement dated as of March 2, 2010 (the “Scott Employment Agreement”) and Ms. Leffler and New A.C. LaRocco are parties to the Employment Agreement dated as of March 2, 2010 (the “Leffler Employment Agreement” and collectively with the Scott Employment Agreement, the Asset Purchase Agreement and the Memorandum, the “Transaction Documents”).

On May 4, 2011, Fresh Harvest, New A.C. LaRocco, Take and Bake, Mr. Scott and Ms. Leffler entered into a Settlement Agreement and Release (the “Settlement Agreement”).  The Settlement Agreement, unless earlier revoked by Mr. Scott or Ms. Leffler pursuant to its terms, will be effective on May 11, 2011.

The terms of the Settlement Agreement include, among others:

(i) Fresh Harvest (NJ) shall issue an additional 150,000 shares of Series A Convertible Preferred Stock to Take and Bake (the “Share Payment”);

(ii) during the 90 day period following the effective date of the Settlement Agreement, Fresh Harvest will pay to Take and Bake an aggregate of $23,000;

(iii) neither Mr. Scott nor Ms. Leffler will be restricted from accepting employment with, consulting with or investing in any business in competition with Fresh Harvest or its subsidiaries;

 (iv) each of Take and Bake, Mr. Scott and Ms. Leffler acknowledged and agreed that upon receipt of the Share Payment by Fresh Harvest (NJ) and compliance by New A.C. LaRocco with the provisions of Section 2(b) of the Settlement Agreement, all amounts owed by Fresh Harvest and/or New A.C. LaRocco to Take and Bake, Mr. Scott and Ms. Leffler in connection with the Asset Acquisition, pursuant to the Transaction Documents or otherwise shall be deemed satisfied and paid in full;

 (v) each of Take and Bake, Mr. Scott and Ms. Leffler acknowledged and agreed that on March 2, 2010, Fresh Harvest (NJ) acquired all right, title and interest in (collectively, the “Acquired Assets”) all of the property and assets, real, personal or mixed, tangible and intangible, of every kind and description of Take and Bake, except for: (1) receivables due to Take and Bake on March 2, 2010, (2) cash and cash equivalents items on hand at the close of business on March 2, 2010, (3) accounts receivable earned from the operations of Take and Bake’s business during the period beginning sixty (60) days prior to March 2, 2010 and ending on March 2, 2010, (4) accounts receivable as to litigation commenced prior to March 2, 2010 against a debtor for purposes of collection, (5) all judgments in favor of Take and Bake in connection with the collection of accounts receivable as of March 2, 2010 and (6) all  checkbooks,  stubs,  books of account, ledgers  and journals related to the prior operation of Take and Bake’s business prior to March 2, 2010;

(vi) each of Take and Bake, Mr. Scott and Ms. Leffler further acknowledged and agreed that the only liability assumed by Fresh Harvest from Take and Bake pursuant to the Asset Acquisition Documents was the assumption of that certain Secured Promissory Note dated July 6, 2007 in the original principal amount of $218,356.94 (and with a principal balance of $129,384.59 on March 2, 2010) owed by Take and Bake to a specified creditor;

(vii) New A.C. LaRocco agreed to transfer to Take and Bake certain specified assets and any rights and obligations of New A.C. LaRocco and/or Fresh Harvest with respect to the facility located in Spokane, Washington; and

(viii) subject to certain conditions, the domain name healthypizzarevolution.com, will be the property of Mr. Scott.

The Settlement Agreement also provides for a mutual release of claims by the parties.

The foregoing description of the terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02.  The exemption from registration for the issuance of the Share Payment is based on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.

10.1

Settlement Agreement and Release dated May 4, 2011 among Fresh Harvest Products, Inc., a New Jersey corporation, Fresh Harvest Products, Inc., a New York corporation, A.C. LaRocco, Inc., a Delaware corporation, Take and Bake, Inc., a Washington corporation, Clarence Scott and Karen Leffler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and President

Date: May 10, 2011

Exhibit Index

Exhibit No.	Description

10.1

Settlement Agreement and Release dated May 4, 2011 among Fresh Harvest Products, Inc., a New Jersey corporation, Fresh Harvest Products, Inc., a New York corporation, A.C. LaRocco, Inc., a Delaware corporation, Take and Bake, Inc., a Washington corporation, Clarence Scott and Karen Leffler.